TRANSFER AGENCY AGREEMENT


            THIS AGREEMENT made the ____ day of _________, 1996, by and between MUTUAL FUND SELECT TRUST, a Massachusetts business trust, having its principal place of business at 125 West 55th Street, New York, New York 10022 ("Fund"), and DST SYSTEMS, INC., a Missouri corporation, having its principal place of business at 1055 Broadway, Kansas City, Missouri 64105 ("DST"):

                                  WITNESSETH:
            WHEREAS, the Fund is a Massachusetts business trust registered with the Securities and Exchange Commission as an investment company pursuant to the Investment Company Act of 1940, as amended; and
            WHEREAS, the Fund wishes to appoint DST as transfer agent and dividend disbursing agent as to any and all shares issued by the Fund; and
            WHEREAS, DST wishes to accept such appointment; and NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:
            1.    Documents to be Filed with Appointment.
                  In connection with the appointment of DST as Transfer Agent and Dividend Disbursing Agent for the Fund, there will be filed with DST the following documents:
                  A. A certified copy of the Votes of the Board of Trustees of the Fund appointing DST as Transfer Agent and Dividend Disbursing Agent, approving the form of this Agreement, and


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                        designating certain persons to sign stock
                        certificates, if any, and give written
                        instructions and requests on behalf of the Fund;
                  B.    A certified copy of the Articles of
                        Incorporation and all future amendments
                        affecting the number of authorized shares or DST's provision of services hereunder;
                  C.    A certified copy of the Bylaws of the Fund;
                  D. Copies of all current and future Registration Statements and amendments thereto, filed with the Securities and Exchange Commission;
                  E. Specimens of all forms of outstanding stock certificates, if any;
                  F.    An opinion of counsel for the Fund with
                        respect to:
                        (1)   Fund's organization and existence under
                              the laws of its state of organization,
                        (2)   The status of all shares of stock of
                              Fund covered by the appointment under the Securities Act of 1933, as amended, and any other applicable federal or state statute, and
                        (3) That all issued shares are, and all unissued shares will be when issued, validly issued, fully paid and nonassessable.



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            2.    Certain Representations and Warranties of DST.
                  DST represents and warrants to the Fund that:
                  A.    It is a corporation duly organized and
                        existing and in good standing under the laws of Missouri.
                  B. It is duly qualified to carry on its business in the State of Missouri.
                  C. It is empowered under applicable laws and by its Articles of Incorporation and bylaws to enter into and perform the services contemplated in this Agreement.
                  D. It is registered as a transfer agent to the extent required under the Securities Exchange Act of 1934.
                  E. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.
                  F. It has and will continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.
            3.    Certain Representations and Warranties of the
                  Fund. The Fund represents and warrants to DST that:
                  A. It is a business trust duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.


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                  B.    It is an open-end diversified management
                        investment company registered under the
                        Investment Company Act of 1940, as amended.
                  C. A registration statement under the Securities Act of 1933 has been filed and is effective with respect to the shares of the Fund being offered for sale.
                  D. All requisite steps have been and, in the future, will be taken to register the Fund's shares for sale in applicable states.
                  E. The Fund is empowered under applicable laws and by Articles of Incorporation and bylaws to enter into and perform this Agreement.
            4.    Scope of Appointment.
                  A. Subject to the conditions set forth in this Agreement, effective the ___th day of _________, 1996, the Fund hereby employs and appoints DST as Transfer Agent and Dividend Disbursing Agent as to all current and future issued and outstanding shares of the Fund.
                  B.    DST hereby accepts such employment and
                        appointment and agrees that it will act as the Fund's Transfer Agent and Dividend
                        Disbursing Agent. DST agrees that it will also act as agent in connection with the Fund's periodic investment and withdrawal



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                        payment accounts, other open-account and
                        similar plans for shareholders, if any.
                  C.    DST agrees to provide the necessary
                        facilities, equipment and personnel to
                        perform its duties and obligations hereunder
                        in accordance with industry practice.
                  D.    The Fund agrees to deliver to DST in Kansas
                        City, Missouri, as soon as they are
                        available, all of its shareholder account records.
                  E.    Subject to the provisions of Sections 19. and
                        20. hereof, DST agrees that it will perform all of the usual and ordinary services of Transfer Agent and Dividend Disbursing Agent and as Agent for the various shareholder accounts, including, without limitation, the following: issuing, transferring and cancelling stock certificates; maintaining all shareholder accounts; preparing shareholder meeting lists, mailing proxies, receiving and tabulating proxies (outside agency bills treated as out-of-pocket expenses); mailing shareholder reports and prospectuses; withholding taxes on nonresident alien and foreign corporation accounts, for pension and deferred income accounts for which DST is the named trustee


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                        or custodian, on accounts which DST has been advised are
                        subject to backup withholding or other instances agreed upon by the parties; preparing and mailing checks for disbursement of income dividends and capital gains distributions, preparing and filing U.S. Treasury Department Form 1099 for shareholders as directed by the Fund; preparing and mailing confirmation forms to shareholders and dealers with respect to purchases and liquidation of the Fund shares and other transactions in shareholder accounts for which confirmations are required or as directed by the Fund; recording reinvestments of dividends and distributions in Fund shares; and preparing and mailing checks for payments upon redemption and for disbursements to withdrawal plan holders.
            5.    Limit of Authority.
                  Unless otherwise expressly limited by the resolution of appointment or by subsequent action by the Fund, the appointment of DST as Transfer Agent will be construed to cover the full amount of the Shares of the Fund for which DST is appointed as the same will, from time to time, be constituted, and any subsequent increases in such authorized amount.



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                  In case of such increase the Fund will file with
                  DST:
                  A. If the appointment of DST was theretofore expressly limited, a certified copy of a Vote of the Board of Trustees of the Fund increasing the authority of DST;
                  B. A certified copy of the amendment to the Articles of Incorporation authorizing the increase of shares.
            6.    Compensation and Expenses.
                  A. In consideration for its services hereunder as Transfer Agent and Dividend Disbursing
                        Agent, the Fund will pay to DST from time to time a reasonable compensation for all services rendered as Agent, and also, all its reasonable out-of-pocket expenses, charges, counsel fees, and other disbursements incurred in connection with the agency. Such compensation will be set forth in a separate schedule to be agreed to by the Fund and DST, a copy of which is attached hereto and incorporated herein by reference. If the Fund has not paid such compensation and expenses to DST within a reasonable time, and as permitted by applicable law, DST may charge against any monies held under this Agreement in the Fund's name, the amount of


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                                                                              8



                        any compensation, expense, loss or liability for which DST shall be entitled to reimbursement under this Agreement.
                  B. The Fund agrees to promptly reimburse DST for all reasonable out-of-pocket expenses or advances incurred by DST in connection with the performance of services under this Agreement, for postage (which may be required to be paid in advance) and first class mail insurance in connection with mailing stock certificates, envelopes, check forms, continuous forms, forms for reports and statements, stationery, and other similar items, telephone and telegraph charges incurred in answering or making inquiries from or of dealers or shareholders, microfilm used each year to record the previous year's transactions in shareholder accounts and computer tapes used for permanent storage of records and cost of insertion of materials in mailing envelopes by outside firms.
            7.    Operation of DST System.
                  A. In connection with the performance of its services under this Agreement, DST is responsible for such items as:
                        (1)   The accuracy of entries made by DST in
                              DST's records reflecting orders and


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                                                                              9



                              instructions received by DST from
                              dealers, shareholders, the Fund or its
                              principal underwriter;
                        (2) The availability and the accuracy of shareholder lists, shareholder account verifications, confirmations and other shareholder account information to be produced from its records or data;
                        (3) The accurate and timely issuance of dividend and distribution checks in accordance with instructions received from the Fund;
                        (4)   The accuracy of redemption transactions and
                              payments in accordance with redemption
                              instructions received from dealers, shareholders or the Fund;
                        (5) The deposit daily in the Fund's appropriate bank account of all checks and payments received directly or individually from dealers or shareholders for investment in shares;
                        (6) The requiring of proper forms of instructions, signatures and signature guarantees and any necessary documents supporting the legality of transfers, redemptions and other shareholder account transactions, all in conformance


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                                                                             10



                              with DST's present procedures with such
                              changes as may be required or approved
                              by the Fund; and
                        (7) The maintenance of a current duplicate set of the Fund's essential records maintained by DST for the Fund under this agreement at a secure distant location.
                  B. DST is not responsible for and shall have no liability as a result of or which arises out of errors, inaccuracies or omissions in the Fund's books and records as received by DST from the prior transfer and dividend disbursing agent and any errors, inaccuracies or omissions in reports, lists, verifications, confirmations or other information or data derived or produced therefrom.
            8.    Indemnification
                  A. DST will not be responsible for, and the Fund will hold harmless and indemnify DST from and against any loss by or liability to the Fund or a third party, including attorney's fees, in connection with any claim or suit asserting any such liability arising out of or attributable to actions taken or omitted by DST pursuant to this Agreement, unless DST


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                                                                             11



                        has acted negligently or in bad faith. The matters covered by this indemnification include but are not limited to those of Section 14. hereof and any costs, including legal fees, incurred in enforcing this right of indemnification. The Fund will be responsible for, and will have the right to conduct or control the defense of any litigation asserting liability against which DST is indemnified hereunder. DST will not be under any obligation to prosecute or defend any action or suit in respect of the agency relationship hereunder, which, in its opinion, may involve it in expense or liability, unless the Fund will, as often as requested, furnish DST with reasonable, satisfactory security and indemnity against such expense or liability and pay all costs, including attorney's fees, as incurred.
                  B. DST will hold harmless and indemnify the Fund from and against any loss or liability arising out of DST's failure to comply with the terms of this Agreement or out of DST's negligence, misconduct, or bad faith, except to the extent DST is entitled to indemnification under Subsection A. hereof



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                                                                             12



            9.    Certain Covenants of DST and the Fund.
                  A. The Fund hereby agrees that all requisite steps will be taken by the Fund from time to time when and as necessary to register the Fund's shares for sale in all states in which the Fund's shares shall at the time be offered for sale and require registration. If at any time the Fund will receive notice of any stop order or other proceeding in any such state affecting such registration or the sale of the Fund's shares, or of any stop order or other proceeding under the Federal securities laws affecting the sale of the Fund's shares, the Fund will give prompt notice thereof to DST.
                  B. DST hereby agrees to perform such transfer agency functions as are attached hereto as Exhibit A and establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms, and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices, and to carry such insurance as specified in Exhibit B.


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                                                                             13



                  C. To the extent required by Section 31 of the Investment Company Act of 1940 as amended and Rules thereunder, DST agrees that all records maintained by DST relating to the services to be performed by DST under this Agreement are the property of the Fund and will be preserved and will be surrendered promptly to the Fund on request. The Fund will be responsible for the costs of storing and retrieving such records.
                  D. DST agrees to furnish the Fund annual reports of its financial condition, consisting of a balance sheet, earnings statement and any other public financial information reasonably requested by the Fund. The annual financial statements will be certified by DST's certified public accountants.
                  E. DST represents and agrees that it will use its best efforts to keep current on the trends of the investment company industry relating to transfer agent services and will use its best efforts to continue to modernize and improve its system without additional cost to the Fund. Notwithstanding the foregoing, (i) DST shall not be liable for failing to make any modification or improvement as to the necessity which the



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                                                                             14



                        Fund has not advised DST in writing; (ii) for any delay in the implementation of such modification or improvement where DST reasonably required more time than was permitted by circumstances or regulations; and (iii) the Fund may be charged for utilization of any modification or improvement if utilization of such modification or improvement is charged to DST's clients generally, and provided such modification or improvement is utilized to provide services to the Fund hereunder.
                  F. DST will permit the Fund and its authorized representatives to make periodic inspections of its operations as such would involve the Fund at reasonable times during business hours, subject to such authorized representatives' execution of DST's Confidentiality and Limited Use Agreement.
            10.   Recapitalization or Readjustment.
                  In case of any recapitalization, readjustment or other change in the capital structure of the Fund requiring a change in the form of share certificates, DST will issue or register certificates in the new form in exchange for, or in transfer of, the outstanding certificates in the old form, upon receiving:



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                                                                             15



                  A. Written instructions from an officer of the Fund;
                  B.    Certified copy of the amendment to the
                        Articles of Incorporation or other document effecting the change;
                  C. Certified copy of the order or consent of each governmental or regulatory authority, required by law to the issuance of the shares in the new form, and an opinion of counsel that the order or consent of no other government or regulatory authority is required;
                  D. Specimens of the new certificates in the form approved by the Board of Trustees of the Fund, with a certificate of the Clerk of the Fund as to such approval;
                  E.    Opinion of counsel for the Fund stating:
                        (1) The status of the shares of stock of the Fund in the new form under the Securities Act of 1933, as amended and any other applicable federal or state statute; and
                        (2) That the issued shares in the new form are, and all unissued shares will be, when issued, validly issued, fully paid and nonassessable.
            11.   Stock Certificates.



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                  The Fund will furnish DST with a sufficient supply of blank stock certificates and from time to time will renew such supply upon the request of DST. Such certificates will be signed manually or by facsimile signatures of the officers of the Fund authorized by law and by bylaws to sign share certificates, and if required, will bear the Funds's seal or facsimile thereof.
            12.   Death, Resignation or Removal of Signing Officer.
                  ------------------------------------------------
                  The Fund will file promptly with DST written notice of any change in the officers authorized to sign share certificates, written instructions or requests, together with two signature cards bearing the specimen signature of each newly authorized officer. In case any officer of the Fund who will have signed manually or whose facsimile signature will have been affixed to blank share certificates will die, resign, or be removed prior to the issuance of such certificates, DST may issue or register such share certificates as the share certificates of the Fund notwithstanding such death, resignation, or removal, until specifically directed to the contrary by the Fund in writing. In the absence of such direction, the Fund will file promptly with DST such approval, adoption, or ratification as may be required by law.



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            13.   Future Amendments of Articles of Incorporation and
                  Bylaws.
                  The Fund will promptly file with DST copies of all material amendments to its Articles of Incorporation or bylaws made after the date of this Agreement.
            14.   Instructions, Opinion of Counsel and Signatures.
                  -----------------------------------------------
                  Except as otherwise provided for in a written memorandum signed by both parties hereto, at any time DST may apply to any officer of the Fund, The Chase Manhattan Bank ("Chase") or Mutual Fund Select Trust for instructions, and if such instructions are not received within a reasonable time following subsequent notification with the Fund's Chief Executive Officer, then DST may consult with legal counsel for the Fund or its own legal counsel at the expense of the Fund, with respect to any matter arising in connection with the agency and it will not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. DST will be protected in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons and will not be held to have notice of any change of authority of any person, until receipt of written



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                                                                             18



                  notice thereof from the Fund. It will also be protected in recognizing share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former Transfer Agent or Registrar, or of a co-Transfer Agent or co-Registrar.
            15.   Papers Subject to Approval of Counsel.
                  -------------------------------------
                  The acceptance by DST, of its appointment as Transfer Agent and Dividend Disbursing Agent and all documents filed in connection with such appointment and thereafter in connection with the agencies, will be subject to the approval of legal counsel for DST (which approval will be not unreasonably withheld).
            16.   Certification of Documents.
                  The required copy of the Articles of Incorporation of the Fund and copies of all amendments thereto may be duplicates of the original certified by the Secretary of State (or other appropriate official) of the Commonwealth of Massachusetts. The copy of the Bylaws, copies of all amendments thereto, and copies of resolutions or Votes of the Board of Trustees of the Fund, will be certified by the Clerk or an Assistant Clerk of the Fund under the Fund's seal, if any.
            17.   Records.


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                  DST will maintain customary records in connection with its agency, and particularly will maintain those records required to be maintained pursuant to subparagraph (2)(iv) of paragraph
                  (b) of Rule 31a-1 under the Investment Company Act of 1940, if any.
            18.   Disposition of Books, Records and Cancelled
                  -------------------------------------------
                  Certificates.  DST may send periodically to the
                  ------------
                  Fund, or to where designated by the Clerk or an
                  Assistant Clerk of the Fund, all books, documents,
                  and all records no longer deemed by it as needed
                  for current purposes and stock certificates which
                  have been cancelled in transfer or in exchange.
                  At a minimum all such records will be maintained
                  for the periods required by applicable law and
                  under and in compliance with the requirements of
                  17 C.F.R. Section 240.17Ad-7(g), adopted under the
                     ------
                  Securities and Exchange Act of 1934.
            19.   Provisions Relating to DST as Transfer Agent.
                  A.    DST will make original issues of stock
                        certificates upon written request of an
                        officer of the Fund and upon being furnished with a certified copy of a resolution of the Board of Directors authorizing such original issue, an opinion of counsel as outlined in paragraphs 1.D. and G. of this Agreement, any documents required by paragraphs 5. or 10. of



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                        this Agreement, and necessary funds for the
                        payment of any original issue tax.
                  B.    Before making any original issue of
                        certificates the Fund will furnish DST with sufficient funds to pay all required taxes on the original issue of the stock, if any. The Fund will furnish DST such evidence as may be required by DST to show the actual value of the stock. If no taxes are payable DST will be furnished with an opinion of outside counsel to that effect.
                  C. Stock certificates will be transferred and new certificates issued in transfer, or stock certificates accepted for redemption and funds remitted therefor, upon surrender of the old certificates in form deemed by DST properly endorsed for transfer or redemption accompanied by such documents as DST may deem necessary to evidence that authority of the person making the transfer or redemption, and bearing satisfactory evidence of the payment of any applicable transfer taxes. DST reserves the right to refuse to transfer or redeem shares until it is satisfied that the endorsement or signature on the Certificate or any other document is valid and genuine, and for that purpose it may require a



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                                                                             21



                        guarantee of signature by a bank, broker or dealer, municipal securities dealer or broker, government securities dealer or broker, credit union, national securities exchange, registered securities association, clearing agency, savings association (including savings bank and savings and loan) or any entity which affixes a medallion which reasonably appears to be that of a Signature Guarantee Program (collectively an "Eligible Guarantor Institution"). DST will incur no liability and shall be indemnified and held harmless by the Fund for any action taken by it in accordance with an instruction bearing what purports to be a signature guarantee or medallion of an Eligible Guarantor Institution or otherwise in accordance with DST's Signature Guarantee Procedures adopted pursuant to 17 C.F.R. Section 240.17Ad-15 under the Securities and Exchange Act of 1934. DST also reserves the right to refuse to transfer or redeem shares until it is satisfied that the requested transfer or redemption is legally authorized, and it will incur no liability and shall be indemnified and held harmless by the Fund for the refusal in good faith to make transfers or


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                                                                             22



                        redemptions which, in its judgment, are improper or unauthorized. DST may, in effecting transfers or redemptions, rely upon Simplification Acts or other statutes which protect it and the Fund in not requiring complete fiduciary documentation. In cases in which DST is not directed or otherwise required to maintain the consolidated records of shareholder's accounts, DST will not be liable for any loss which may arise by reason of not having such records, provided that such loss could not have been prevented by the exercise of ordinary diligence. DST will be under no duty to use a greater degree of diligence by reason of not having such records.
                  D.    D.    When mail is used for delivery of stock
                        certificates DST will forward share
                        certificates in "nonnegotiable" form by first class or registered mail and share certificates in "negotiable" form by registered mail, all such mail deliveries to be covered while in transit to the addressee by insurance arranged for by DST.
                  E.    DST will issue and mail subscription
                        warrants, certificates representing
                        dividends, exchanges or split ups, or act as


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                        Conversion Agent upon receiving written instructions
                        from any officer of the Fund and such other documents as DST deems necessary.
                  F.    DST will issue, transfer, and split up
                        certificates and will issue certificates representing full shares upon surrender of scrip certificates aggregating one full share or more when presented to DST for that purpose upon receiving written instructions from an officer of the Fund and such other documents as DST may deem necessary.
                  G. DST may issue new certificates in place of certificates represented to have been lost, destroyed, stolen or otherwise wrongfully taken upon receiving instructions from the Fund and indemnity satisfactory to DST and the Fund, and may issue new certificates in exchange for, and upon surrender of, mutilated certificates.
                  H. DST will supply a shareholder's list to the Fund for one meeting of shareholders upon receiving a request therefor from an officer of the Fund. It will also supply lists at such other times as may be requested by an officer of the Fund, but may, in its discretion, charge therefor.



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                                                                             24



                  I. Upon receipt of written instructions of an officer of the Fund, DST will address and mail notices to shareholders.
                  J. In case of any request or demand for the inspection of the shareholder records of the Fund or any other books in the possession of DST, DST will endeavor to notify the Fund and endeavor to secure instructions as to permitting or refusing such inspection. DST reserves the right, however, to exhibit the shareholder records or other books to any person in case it is advised by its counsel that it may be held responsible for the failure to exhibit the shareholder records or other books to such person.
            20.   Provisions Relating to Dividend Disbursing Agency.
                  A. DST will, at the expense of the Fund, provide a special form of check containing the imprint of any device or other matter desired by the Fund. Said checks must, however, be of a form and size convenient for use by DST.
                  B. If the Fund desires to include additional printed matter, financial statements, etc., with the dividend checks, the same will be furnished DST within a reasonable time prior to the date of mailing of the dividend checks, at the expense of the Fund.



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                                                                             25



                  C. If the Fund desires its distributions mailed in any special form of envelopes, sufficient supply of the same will be furnished to DST but the size and form of said envelopes will be subject to the approval of DST. If stamped envelopes are used, they must be furnished by the Fund; or if postage stamps are to be affixed to the envelopes, the stamps or the cash necessary for such stamps must be furnished by the Fund (prior to mailing if so requested by DST).
                  D. DST will maintain one or more deposit accounts as Agent for the Fund, into which the funds for payment of dividends, distributions, redemptions or other disbursements provided for hereunder will be deposited, and against which checks will be drawn.
                  E.    DST is authorized and directed to stop
                        payment of checks issued hereunder, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or through no fault of theirs, are otherwise beyond their control, and cannot be produced by them for presentation and collection, and,


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                                                                             26



                        to issue and deliver duplicate checks in replacement thereof. DST shall bear no liability if payment upon stopped checks is subsequently compelled by a Holder in Due Course (or a Bona Fide Purchaser for Value).
            21.   Assumption of Duties By the Fund.
                  --------------------------------
                  The Fund or its agent or affiliate may assume certain duties and responsibilities of DST or those usual and ordinary services of Transfer
                  Agent and Dividend Disbursement Agent as those terms are referred to in Section 4.E. of this Agreement including but not limited to accepting shareholder instructions and transmitting orders based on such instructions to DST, preparing and mailing confirmations, obtaining certified TIN numbers, answering telephones, and disbursing monies of the Fund. To the extent the Fund or its agent or affiliate assumes such duties and responsibilities, DST shall be relieved from all responsibility and liability therefor.
            22.   Termination of Agreement.
                  A. This Agreement may be terminated by either party upon receipt of six (6) months prior written notice from the other party.
                  B. The Fund, in addition to any other rights and remedies, shall have the right to terminate this Agreement forthwith upon the occurrence at any time of any of the following events:
                        (1)   Any interruption or cessation of
                              operations by DST or its assigns which
                              materially interferes with the business
                              operation of the Fund;
                        (2)   The bankruptcy of DST or its assigns or
                              the appointment of a receiver for DST or its assigns;
                        (3)   Any merger, consolidation or sale of
                              substantially all the assets of DST or
                              its assigns;
                        (4) The acquisition of a controlling interest in DST or its assigns, by any broker, dealer, investment adviser or investment company except as may presently exist; or
                        (5) Failure by DST or its assigns to perform its duties in accordance with the Agreement, which failure materially adversely affects the business operations of the Fund and which failure continues for thirty (30) days after receipt of written notice from the Fund.
                  C. In the event of termination, the Fund will promptly pay DST all amounts due to DST hereunder.

                  D. In the event of termination, DST will use its best efforts to transfer the books and records of the Fund to the designated successor transfer agent and to provide other information relating to its service provided hereunder for reasonable compensation therefore. In this connection, DST's conversion assistance shall be billed at its then current rates. DST's present rates are:
                        (i) for clerical assistance, __________
                        dollars ($__________) per hour; (ii) for Supervisor/Manager assistance, __________ dollars ($__________) per hour; and (iii) for programming assistance, to the extent DST agrees thereto, __________ ($__________),
                        __________ ($__________) and __________
                        ($__________) dollars per hour for
                        non-technical, mainframe and work station personnel.
                  E. Nothing herein is intended to, nor does it, compel DST to disclose non-public information or to provide programming assistance or information which might tend to improve, enhance or add functionality to anyone else's operating systems, respectively.
            23.   Assignment.

                  A. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party hereto without the written consent of the other party. In the event of a mutually agreed to assignment, each party shall remain liable for the performance of its assignee(s). DST may, however, employ agents to assist it in performing its duties hereunder. Notwithstanding anything herein to the contrary, DST shall have no responsibility or liability hereunder for services provided or omissions to provide by unaffiliated, nationally recognized third parties such as federal Express, Airborne
                        Services, UPS, the U.S. Mails,
                        telecommunications companies, etc.
                  B. This Agreement will inure to the benefit of and be binding upon the parties and their respective successors and assigns.
            24.   Confidentiality.
                  A. DST agrees that, except as provided in the last sentence of Section 19.H hereof, or as otherwise required by law, DST will keep confidential all records of and information in its possession relating to the Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the consent of the Fund.
                  B. The Fund agrees to keep confidential all financial statements and other financial records (other than statements and records relating solely to the Fund's business dealings with DST) and all manuals, systems and other technical information and data, not publicly disclosed, relating to DST's operations and programs furnished to it by DST pursuant to this Agreement and will not disclose the same to any person except at the request or with the consent of DST.
                  C. The Fund acknowledges that DST and DST have proprietary rights in and to the computerized data processing recordkeeping system used by DST to perform services hereunder including, but not limited to the maintenance of shareholder accounts and records, processing of related information and generation of output (the "MFS System"), including, without limitation any changes or modifications of the MFS System and any other DST or DST programs, data bases, supporting documentation, or procedures ("collectively
                        DST Protected Information") which the Fund's access to the MFS System or computer hardware or software may permit the Fund or its employees or agents to become aware of or to access and that the DST Protected Information constitutes confidential material and trade secrets of DST. The Fund agrees to maintain the confidentiality of the DST Protected Information. The Fund acknowledges that any unauthorized use, misuse, disclosure or taking of DST Protected Information which is confidential as provided by law, or which is a trade secret, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable state law. The Fund will advise all of its employees and agents who have access to any DST Protected Information or to any computer equipment capable of accessing DST or DST hardware or software of the foregoing. DST is intended to be, and shall be, a third party beneficiary of the Fund's obligations and undertakings contained in this Section.

            25. Survival of Representations and Warranties, Indemnifications and Miscellaneous Provisions.
                  A. All representations and warranties by either party herein contained will survive the execution and delivery of this Agreement.
                  B.    All indemnifications and undertakings of
                        (i) confidential treatment of the other's information, data, systems, materials, etc. and (ii) of non-solicitation and non-employment of employees of the other (and of affiliates of the other) shall survive the termination of this agreement.
            26.   Miscellaneous.
                  A. This Agreement is executed and delivered in the State of Missouri and is intended to be and shall be governed by the laws of said state.
                  B.    All the terms and provisions of this
                        Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successor and assigns of the parties hereto.
                  C. No provisions of the Agreement may be amended or modified, in any manner except by a written agreement properly authorized and executed by both parties hereto.

                  D. The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
                  E. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
                  F.    If any part, term or provision of this
                        Agreement is by the courts held to be
                        illegal, in conflict with any law or
                        otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.
                  G. The obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any Director, officer or shareholder of the Fund individually.
                  H.    Each party hereto agrees not to offer
                        employment to, solicit employment by or
                        employ any employee of the other or, in the case of DST, of the Fund and its affiliated companies or, in the case of the Fund, of DST or DST or either of their affiliated companies. For purposes hereof, an "affiliated company" shall be any entity which directly or indirectly controls, is controlled by or is under common control with the Fund or payment thereof to DST and for internally determining the appropriate allocation thereof among the Portfolios.
                  I. Notice is hereby given that a copy of the Fund's Agreement and Declaration of Trust and all amendments thereto is on file with the Secretary of the Commonwealth of
                        Massachusetts; that this Agreement has been executed on behalf of the Fund by the undersigned duly authorized representative of the Fund in his/her capacity as such and not individually; and that the obligations of this Agreement shall only be binding upon the assets and property of the Fund and shall not be binding upon any trustee, officer or shareholder of the Fund individually.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.

DST SYSTEMS, INC.

                                         By______________________________




ATTEST:

------------------------------




                                        MUTUAL FUND SELECT TRUST

                                        By:______________________________

                                        Title:___________________________


ATTEST:


------------------------------
Secretary

EXHIBIT A


                 TRANSFER AGENCY SERVICES AND SYSTEMS FEATURES

FUNCTIONS

A.    Issuance of stock certificates

B.    Recording of non-certificate shares

C.    Purchase, redemptions, exchanges, transfers and legal

D.    Changes of address, etc.

E.    Daily balancing of the Fund

F.    Dividend calculation and disbursement

G.    Mailing of quarterly and annual reports, if requested

H. Filing of 1099/1042 information to shareholders and government

I.    Provide N1R information

[J.   Systematic withdrawal plans]

K.    Pre-authorized checks

L.    Purchase reminders

M.    Reconcilement of dividend and disbursement accounts

N. Provide research and correspondence to shareholder's inquiries

O.    Daily communication of reports to the Fund

P.    Provide listings, labels and other special reports

Q.    Proxy issuance and tabulation

R.    Annual statements of shareholders on microfilm

S.    Blue-sky reports

T.    Wire order processing

[U.   12B-1 processing]

EXHIBIT B


                              INSURANCE COVERAGE

Insurance coverages maintained by DST effective May 1, 1993, subject to deductibles DESCRIPTION OF POLICY:
      Brokers Blanket Bond, Standard form 14 Covering losses caused by dishonesty of employees, physical loss of securities on or outside of premises while in possession of authorized person, loss caused by forgery or alteration of checks or similar instruments.
                  Coverage:               $75,000,000
      Errors and Omissions Insurance
            Covering replacement of destroyed records and computer errors and omissions.
                  Coverage.               $10,000,000
      Special Forgery Bond
            Covering losses through forgery or alteration of checks or drafts of customers processed by insured but drawn on or against them.
                  Coverage:               $1,000,000
            Mail Insurance (apples to all full service operations)
            Provides indemnity for security lost in the mails.
                  Coverage:
                        $10,000,000 nonnegotiable securities mailed to domestic locations via registered mail.

                        $1,000,000 nonnegotiable securities mailed to domestic locations via first-class or certified mail.
                        $1,000,000 nonnegotiable securities mailed to foreign locations via registered mail.
                        $1,000,000 negotiable securities mailed to all locations via registered mail.